HealthStream Announces Third Quarter 2026 Results Page 1 November 2, 2026	Exhibit 99.1

Contact:	Scott A. Roberts
Chief Financial Officer
(615) 301-3182
ir@healthstream.com

Media:
Mollie Condra, Ph.D.
Head, Investor Relations & Communications
(615) 301-3237
mollie.condra@healthstream.com

HEALTHSTREAM ANNOUNCES THIRD QUARTER 2026 RESULTS

NASHVILLE, Tenn. (November 2, 2026)—HealthStream, Inc. (the "Company") (Nasdaq: HSTM), a leading healthcare technology platform company for clinical workforce solutions, today announced results for the third quarter ended September 30, 2026.

Third Quarter 2026

•	Revenues of $83.3 million, up 8.9% from $76.5 million in the third quarter of 2025
•	Operating income of $6.6 million, down 13.0% from $7.6 million in the third quarter of 2025
•	Net income of $5.4 million, down 11.7% from $6.1 million in the third quarter of 2025
•	Earnings per share (EPS) of $0.18 per share (diluted), down from $0.20 per share (diluted) in the third quarter of 2025
•	Adjusted EBITDA[1] of $19.3 million, up 1.0% from $19.1 million in the third quarter of 2025
•	Approximately $40 million of cash proceeds received through a private placement of HealthStream common stock
•	Board of Directors declared a quarterly cash dividend of $0.035 per share, payable on November 27, 2026 to holders of record on November 16, 2026

Financial Results:

Third Quarter 2026 Compared to Third Quarter 2025

Revenues for the third quarter of 2026 increased by $6.8 million, or 8.9%, to $83.3 million, compared to $76.5 million for the third quarter of 2025. Subscription revenues increased by $6.2 million, or 8.0%, and professional services revenues increased by $0.7 million compared to the third quarter of 2025. Compared to the third quarter of 2025, revenue growth for the third quarter of 2026 was positively impacted by $3.2 million from our acquisitions of Virsys12 and MissionCare Collective completed during the fourth quarter of 2025 and $3.6 million from growth across our existing portfolio of solutions.

Operating income was $6.6 million for the third quarter of 2026, down 13.0% from $7.6 million in the third quarter of 2025. The decline in operating income was primarily attributable to higher operating expenses to support investments in several areas of the business, primarily in our platform and enterprise applications, including personnel costs, third-party software expenses, cloud hosting, and amortization expense from our fourth quarter 2025 acquisitions. In addition, operating income was impacted by expense of approximately $250,000 incurred during the third quarter of 2026 related to the cybersecurity incident disclosed by us on July 29, 2026, after giving effect to related insurance recoveries.

Net income was $5.4 million in the third quarter of 2026, down 11.7% from $6.1 million in the third quarter of 2025, and EPS was $0.18 per share (diluted) in the third quarter of 2026, down from $0.20 per share (diluted) in the third quarter of 2025.

1 Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of adjusted EBITDA to net income and disclosure regarding why we believe adjusted EBITDA provides useful information to investors is included later in this release.

HealthStream Announces Third Quarter 2026 Results Page 2 November 2, 2026

Adjusted EBITDA was $19.3 million for the third quarter of 2026, up 1.0% from $19.1 million in the third quarter of 2025.

At September 30, 2026, the Company had cash, cash equivalents, and marketable securities of $115.2 million. The Company does not have any outstanding indebtedness of borrowed money. Capital expenditures incurred during the third quarter of 2026 were $7.5 million.

Year-to-Date 2026 Compared to Year-to-Date 2025

For the nine months ended September 30, 2026, revenues were $248.2 million, an increase of 10.6% over revenues of $224.4 million for the first nine months of 2025. Operating income for the first nine months of 2026 increased by 25.7% to $22.4 million, compared to $17.8 million for the first nine months of 2025. The increase in operating income was primarily attributable to higher revenues partially offset by higher expenses to support investments in several areas of the business, primarily in our platform and enterprise applications, resulting in higher labor costs, as well as higher third-party software, commissions expense, amortization expense from our fourth quarter 2025 acquisitions, royalties expense, and cloud hosting. Net income for the first nine months of 2026 increased by 13.6% to $18.0 million, compared to $15.8 million for the first nine months of 2025. Earnings per share were $0.61 per share (diluted) for the first nine months of 2026, compared to $0.52 per share (diluted) for the first nine months of 2025. Adjusted EBITDA increased by 13.4% to $60.0 million for the first nine months of 2026, compared to $52.9 million for the first nine months of 2025.

Other Business Updates

On March 13, 2026, the Company announced a new share repurchase program approved by the Board of Directors under which the Company was authorized to repurchase up to $10.0 million of its outstanding shares of common stock. This share repurchase program expired on September 12, 2026 in accordance with its terms. During the three months ended September 30, 2026, the Company did not repurchase any shares of common stock under this program.

During the first nine months of 2026, the Company repurchased 432,476 shares of common stock under previously authorized share repurchase programs at an aggregate fair value of $9.3 million, reflecting an average purchase of $21.50 per share (excluding the cost of broker commissions and the 1% share repurchase excise tax imposed by the Inflation Reduction Act of 2022).

On September 14, 2026, the Company issued 1,355,932 shares of its common stock to WJRJJ Ventures, LLC in a private placement for an aggregate cash purchase price of approximately $40.0 million, reflecting a price of $29.50 per share. The Company intends to use the net proceeds received from the issuance of these shares for general corporate purposes, including continued investment in its solutions, working capital, potential acquisitions, and other strategic initiatives.

On November 2, 2026, the Board of Directors approved a quarterly cash dividend under the Company's dividend policy of $0.035 per share, payable on November 27, 2026 to holders of record on November 16, 2026.

HealthStream Announces Third Quarter 2026 Results Page 3 November 2, 2026

Financial Outlook for 2026

The Company is updating its guidance for 2026 for the measures set forth below.

	Full Year 2026 Guidance
	Low		High
Revenue[1]	$331.0	-	$333.0	million

Net Income[2]	$21.8	-	$22.4	million

Adjusted EBITDA[3]	$77.0	-	$78.0	million

Capital Expenditures	$31.0	-	$34.0	million

1 Previous expected Revenue guidance range was $327.0 to $332.0 million.

2 Previous expected Net Income guidance range was $19.5 to $22.2 million.

3 Previous expected Adjusted EBITDA guidance range was $74.0 to $78.0 million. Adjusted EBITDA is a non-GAAP financial measure. A reconciliation of projected adjusted EBITDA to projected net income (the most comparable GAAP measure) is included later in this release.

The Company’s guidance for 2026, as set forth above, reflects the Company’s assumptions regarding, among other things, expectations for new sales and renewals, and assumes that general economic conditions do not deteriorate. This guidance does not include the impact of any future acquisitions or dispositions that we may complete during 2026, gains or losses from changes in the fair value of non-marketable equity investments or contingent consideration, or impairment of long-lived assets.

Robert A. Frist, Jr., Chief Executive Officer, HealthStream, said, “Nine months into 2026, HealthStream has grown revenues 10.6%, operating income 25.7%, and adjusted EBITDA 13.4% compared to the same period last year. Our third quarter continued that progress, with revenues up 8.9% to $83.3 million, and we are raising our full-year guidance.”

CEO Frist continued, “The clinical healthcare workforce continues to grow, and healthcare organizations need better ways to find, develop, credential, schedule, onboard, and retain these professionals. Our hStream platform brings together verified healthcare professionals and students, healthcare organizations, and industry partners in one powerful ecosystem. The clinical workforce is the heartbeat of American healthcare, and HealthStream is building the infrastructure it runs on.”

A conference call with Robert A. Frist, Jr., Chief Executive Officer, Scott A. Roberts, Chief Financial Officer and Senior Vice President, and Mollie Condra, Head, Investor Relations & Corporate Communications, will be held on Tuesday, November 3, 2026, at 9:00 a.m. (ET). Participants may access the conference call live via webcast using this link: https://edge.media-serve.com/mmc/p/rrasd788. To participate via telephone, please register in advance using this link: https://register-conf.media-server.com/register/BI02855f88e0364e1883356079b21aef8e. A replay of the conference call and webcast will be archived on the Company’s website in the Investor Relations section under “Events & Presentations.”

HealthStream Announces Third Quarter 2026 Results Page 4 November 2, 2026

Use of Non-GAAP Financial Measures

This press release presents adjusted EBITDA, a non-GAAP financial measure used by management in analyzing the Company’s financial results and ongoing operational performance. In order to better assess the Company’s financial results, management believes that net income before interest, income taxes, stock-based compensation, depreciation and amortization, impairments of long-lived assets, changes in fair value of contingent consideration, changes in fair value of, including gains (losses) on the sale of, non-marketable equity investments, and expense related to the cybersecurity incident disclosed by us on July 29, 2026 (the “Cybersecurity Incident”), after giving effect to related insurance recoveries (“adjusted EBITDA”), is a useful measure for evaluating the operating performance of the Company because adjusted EBITDA reflects net income adjusted for certain GAAP accounting, non-cash, and/or non-operating items which may not, in any such case, fully reflect the underlying operating performance of our business. We believe that adjusted EBITDA is useful to investors to assess the Company’s ongoing operating performance and to compare the Company’s operating performance between periods. In addition, certain short-term cash incentive bonuses and performance-based equity awards are based on the achievement of adjusted EBITDA (as defined in applicable bonus and equity grant documentation) targets.

The Company has included an adjustment in the definition of adjusted EBITDA for the expense related to the Cybersecurity Incident incurred during the third quarter of 2026, after giving effect to related insurance recoveries, because the Company believes that this expense amount may not be reflective of the underlying operational performance of the Company’s business and that including this adjustment is consistent with the intended purpose of adjusted EBITDA of reflecting the underlying operating performance of the Company’s business and comparing the Company’s operational performance between periods.

Adjusted EBITDA is a non-GAAP financial measure and should not be considered as a measure of financial performance under GAAP. Because adjusted EBITDA is not a measurement determined in accordance with GAAP, adjusted EBITDA is susceptible to varying calculations. Accordingly, adjusted EBITDA, as presented, may not be comparable to other similarly titled measures of other companies and has limitations as an analytical tool.

Adjusted EBITDA should not be considered a substitute for, or superior to, measures of financial performance, which are prepared in accordance with GAAP. Investors are encouraged to review the reconciliations of adjusted EBITDA to net income (the most comparable GAAP measure), which is set forth below in this release.

About HealthStream

HealthStream (Nasdaq: HSTM) is the healthcare industry’s largest ecosystem of platform-delivered clinical workforce solutions that empowers healthcare professionals to do what they do best: deliver excellence in patient care. For more information about HealthStream, visit www.healthstream.com or call 615-301-3100.

HealthStream Announces Third Quarter 2026 Results Page 5 November 2, 2026

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Revenues, net	$83,309	$76,474	$248,244	$224,355
Operating costs and expenses:
Cost of revenues (excluding depreciation and amortization)	30,010	26,507	86,784	78,357
Product development	13,525	12,107	40,712	36,228
Sales and marketing	13,320	12,143	39,783	36,101
General and administrative	8,602	7,330	24,641	23,396
Depreciation and amortization	11,265	10,820	33,905	32,441
Total operating costs and expenses	76,722	68,907	225,825	206,523

Operating income	6,587	7,567	22,419	17,832

Interest income	510	788	1,399	2,676
Other expense, net	(28)	(103)	(233)	(141)

Income before income tax provision	7,069	8,252	23,585	20,367
Income tax provision	1,696	2,166	5,634	4,559
Net income	$5,373	$6,086	$17,951	$15,808

Net income per share:
Basic	$0.18	$0.20	$0.61	$0.52
Diluted	$0.18	$0.20	$0.61	$0.52

Weighted average shares of common stock outstanding:
Basic	29,491	29,688	29,366	30,151
Diluted	29,656	29,811	29,465	30,283
Dividends declared per share	$0.035	$0.031	$0.105	$0.093

HealthStream Announces Third Quarter 2026 Results Page 6 November 2, 2026

HEALTHSTREAM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	September 30,	December 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$58,964	$36,161
Marketable securities	56,197	20,843
Accounts and unbilled receivables, net	38,727	38,998
Prepaid and other current assets	25,470	23,654
Total current assets	179,358	119,656

Capitalized software development, net	47,014	45,581
Property and equipment, net	9,659	10,661
Operating lease right of use assets, net	13,276	15,272
Goodwill and intangible assets, net	269,130	282,448
Other assets	47,414	46,756
Total assets	$565,851	$520,374

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued, and other liabilities	$29,328	$35,729
Deferred revenue	91,861	88,417
Total current liabilities	121,189	124,146
Deferred tax liabilities	23,449	18,246
Deferred revenue, noncurrent	1,024	1,344
Operating lease liability, noncurrent	12,777	14,684
Other long-term liabilities	5,472	7,931
Total liabilities	163,911	166,351

Shareholders’ equity:
Common stock	265,266	231,797
Accumulated other comprehensive loss	(1,794)	(1,361)
Retained earnings	138,468	123,587
Total shareholders’ equity	401,940	354,023
Total liabilities and shareholders' equity	$565,851	$520,374

HealthStream Announces Third Quarter 2026 Results Page 7 November 2, 2026

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended
	September 30,	September 30,
	2026	2025
Operating activities:
Net income	$17,951	$15,808
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	33,905	32,441
Stock-based compensation	3,611	2,734
Amortization of deferred commissions	10,453	9,190
Deferred income taxes	5,220	5,055
Provision for credit losses	193	568
Loss on equity method investments	91	150
Other	(548)	(1,146)
Changes in assets and liabilities:
Accounts and unbilled receivables	49	1,033
Prepaid and other assets	(9,984)	(12,061)
Accounts payable, accrued, and other liabilities	(6,047)	(4,739)
Deferred revenue	3,064	1,094
Net cash provided by operating activities	57,958	50,127

Investing activities:
Cash paid for acquisitions	(312)	—
Purchases of marketable securities, net	(34,818)	(148)
Purchase of other investments	(2,700)	(1,500)
Purchases of property and equipment	(1,980)	(3,481)
Payments associated with capitalized software development	(21,329)	(21,910)
Net cash used in investing activities	(61,139)	(27,039)

Financing activities:
Taxes paid related to net settlement of equity awards	(786)	(1,196)
Payment of earn-outs related to acquisitions	(446)	—
Debt issuance costs	(301)	—
Payment of cash dividends	(3,071)	(2,809)
Proceeds from issuance of common stock	39,882	—
Repurchases of common stock	(9,306)	(25,018)
Net cash provided by (used in) financing activities	25,972	(29,023)

Effect of exchange rate changes on cash and cash equivalents	12	10
Net increase (decrease) in cash and cash equivalents	22,803	(5,925)
Cash and cash equivalents at beginning of period	36,161	59,469
Cash and cash equivalents at end of period	$58,964	$53,544

HealthStream Announces Third Quarter 2026 Results Page 8 November 2, 2026

Reconciliation of GAAP to Non-GAAP Financial Measures(1)

Operating Results Summary

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
GAAP net income	$5,373	$6,086	$17,951	$15,808
Interest income	(510)	(788)	(1,399)	(2,676)
Interest expense	26	26	76	76
Income tax provision	1,696	2,166	5,634	4,559
Stock-based compensation expense	1,196	794	3,611	2,734
Depreciation and amortization	11,265	10,820	33,905	32,441
Fair value adjustment on contingent consideration	—	—	(4)	—
Cybersecurity incident costs	250	—	250	—
Adjusted EBITDA	$19,296	$19,104	$60,024	$52,942

(1) This press release presents adjusted EBITDA, which is a non-GAAP financial measure used by management in analyzing its financial results and ongoing operational performance.

HealthStream Announces Third Quarter 2026 Results Page 9 November 2, 2026

Reconciliation of GAAP to Non-GAAP Financial Measures

Financial Outlook for 2026

(In thousands)

(Unaudited)

	Low	High
Net income	$21,800	$22,400
Interest income	(2,200)	(2,400)
Interest expense	100	100
Income tax provision	6,900	7,100
Stock-based compensation expense	5,000	5,200
Depreciation and amortization	45,100	45,300
Cybersecurity incident costs	300	300
Adjusted EBITDA	$77,000	$78,000

HealthStream Announces Third Quarter 2026 Results Page 10 November 2, 2026

This press release includes certain forward-looking statements (statements other than solely with respect to historical fact), including statements regarding expectations for financial performance for 2026 and our quarterly dividend that involve risks and uncertainties regarding HealthStream. These statements are based upon management’s beliefs, as well as assumptions made by and data currently available to management. This information has been, or in the future may be, included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from future results, performance, or achievements expressed or implied by the forward-looking statements, including as a result of negative economic conditions, changes in U.S. policy, adverse developments impacting the technology and healthcare industries, tariff and trade-related developments, inflationary pressures, geopolitical instability, and legal requirements and contractual restrictions which may affect the continuation of our quarterly cash dividend policy and the declaration and/or payment of dividends thereunder, which may be modified, suspended, or canceled in any manner and at any time that our Board may deem necessary or appropriate, as well as risks referenced in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 26, 2026, and in the Company’s other filings with the Securities and Exchange Commission from time to time. Consequently, such forward-looking information should not be regarded as a representation or warranty or statement by the Company that such projections will be realized. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to update or revise any such forward-looking statements.

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